AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 24, 1995
                                                 Registration No. 33-57767

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549
                          -----------------------
                              AMENDMENT NO. 1
                                    TO
                                 FORM S-3

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          -----------------------
                               ASHLAND INC.
          (Exact name of Registrant as specified in its charter)

        KENTUCKY                               61-0122250
(State or other jurisdiction of             (I.R.S. Employer
 incorporation or organization)             Identification No.)

        1000 ASHLAND DRIVE, RUSSELL, KENTUCKY 41169 (606) 329-3333 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          -----------------------

                          THOMAS L. FEAZELL, ESQ.
           SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               ASHLAND INC.
                            1000 ASHLAND DRIVE
                          RUSSELL, KENTUCKY 41169
                              (606) 329-3333
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          -----------------------

                                COPIES TO:
                           DAVID G. ORMSBY, ESQ.
                          CRAVATH, SWAINE & MOORE
                             825 EIGHTH AVENUE
                         NEW YORK, NEW YORK 10019
                              (212) 474-1000

                          -----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE  PUBLIC:
                     From time to time after the  Registration
                           Statement becomes effective.
         If the only  securities  being  registered  on this Form are being offered pursuant to dividend or interest  reinvestment  plans, please check the following box.
                  -----
         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                                                                      -----
                           -----------------------

                      CALCULATION OF REGISTRATION FEE
===============================================================================

                                                                                 Proposed
            Title of                                                              Maximum
           Securities                Amount            Proposed Maximum          Aggregate          Amount of
              to be                   to be             Offering Price           Offering         Registration
           Registered              Registered            Per Share (1)           Price (1)             Fee (2)
- -----------------------------------------------------------------------------------------------------------------


Common Stock
(par value $1.00 per share)
and Rights attached thereto      1,312,500 shares          $32.4375             $42,574,218        $14,680.87

(1) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) on the basis of the average of the high and low reported sale prices of the Registrant's Common Stock on the New York Stock Exchange, Inc. Composite Tape on February 14, 1995.
(2)    Previously paid.
                           -----------------------

                  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH
       SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
                 The Prospectus  contained in this  Registration  Statement gives effect to the consummation of an acquisition transaction between the Registrant and the Selling Shareholders referred to therein. Shares of Common Stock which, as of the date of filing
       hereof,   have  not  been  issued  and  delivered  to  such  Selling
       Shareholders will be issued and delivered to such Selling Shareholders pursuant to such transaction.

LEGEND INFORMATION


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL
OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF
THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE
WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE
SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 24, 1995
- ----------------------------------------------------------------------------


                               P R O S P E C T U S
- ----------------------------------------------------------------------------

                                 1,312,500 Shares

                                    ASHLAND INC.

                                    COMMON STOCK

                           (par value $1.00 per share)

                  1000 Ashland Drive, Russell, Kentucky 41169
                        --------------------------------

     The Prospectus relates to shares of common stock, par value $1.00 per share (the "Common Stock"), of Ashland Inc. ("Ashland" or the "Company"), issued (or to be issued) in connection with a recent acquisition transaction described under "Recent Developments" to Waco Oil & Gas Co., Inc., a West Virginia Corporation, Mr. Ira L. Morris and Mrs. Betty Sue
Morris (the "Selling Shareholders"). See "Selling Shareholders." The Company will receive none of the proceeds from the sale of such shares. See "Use of Proceeds."
                         --------------------------------


     The Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Chicago Stock Exchange (the "CHX"). The last reported sale price of the Common Stock on the NYSE on February 23, 1995 was $32.375 per share. See "Common Stock Price Range and Dividends".


                         --------------------------------

     The distribution of the Common Stock by the Selling Shareholders may be effected from time to time in one or more transactions (which may involve block transactions) on the NYSE, the CHX or otherwise, in special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the applicable rules of the NYSE or CHX, in the over-the-counter market, in negotiated transactions, through the writing of options on shares or through the issuance of other securities convertible into shares (whether such options or other securities are listed on an options or securities exchange or otherwise), or a combination of such methods of distribution, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling shares or other securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of shares or other securities for whom they may act as agents (which compensation may be in excess of customary commissions). See "Plan of Distribution."

                        --------------------------------

       As used in this Prospectus, the term "Common Stock" includes Rights to Purchase Cumulative Preferred Stock, Series of 1987, the description and terms of which are set forth in a Rights Agreement dated May 15, 1986, as amended.

                         --------------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is February ___, 1995

                           AVAILABLE INFORMATION

       The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. In addition, copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the NYSE and the CHX, and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and the CHX, One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.

       The Company has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and related exhibits and to documents filed with the Commission. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices referenced to above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The  following  documents,  filed with the  Commission  pursuant  to
Section 13 or 15(d) of the Exchange Act (File No. 1-2918), are hereby incorporated by reference into this Prospectus:

     (i) Ashland's Annual Report on Form 10-K for the fiscal year ended September 30, 1994;

     (ii) Ashland's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994;

        (iii) the description of Ashland's Common Stock, par value $1.00 per share, set forth in the Registration Statement on Form 10, as amended in its entirety by the Form 8 filed with the Commission on May 1, 1983 ("Registration Statement on Form 10, as amended"); and

         (iv) the description of Ashland's Rights to Purchase Cumulative Preferred Stock, Series of 1987, set forth in the Registration Statement on Form 8-A dated May 29, 1986 (as amended by the Forms 8 dated February 5, 1987 and September 21, 1989).

       All  documents  filed by Ashland  with the  Commission  pursuant  to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE SECRETARY, ASHLAND INC., P.O. BOX 391, ASHLAND, KENTUCKY 41114 (TELEPHONE: (606) 329-3333).

                                 THE COMPANY

       Ashland is a worldwide energy and chemical company engaged in petroleum refining, transportation and wholesale marketing; retail gasoline marketing; motor oil and lubricant marketing; chemicals, coal; highway construction; and oil and gas exploration and production. Ashland's businesses are grouped into six industry segments: Petroleum, SuperAmerica, Valvoline, Chemical, Construction and Exploration. In addition, Ashland is involved in the coal industry through its 50% ownership of Arch Mineral Corporation ("Arch") and its approximately 54% ownership of Ashland Coal, Inc. ("Ashland Coal").

       Petroleum is one of the nation's largest independent petroleum refiners and a leading supplier of petroleum products to the transportation and commercial fleet industries, other industrial customers and independent marketers, and to SuperAmerica for retail distribution. In addition, Petroleum gathers and transports crude oil and petroleum products and distributes petroleum products under the Ashland(R) brand name. SuperAmerica operates combination gasoline and merchandise stores under the SuperAmerica(R) and Rich(R) brand names. Valvoline is a marketer of branded, packaged motor oil and automotive chemicals, filters, rust preventives and coolants. In addition, Valvoline is engaged in the "fast oil change" business through outlets operating under the Valvoline Instant Oil Change(R) and Valvoline Rapid Oil Change(R) names.

       Chemical distributes industrial chemicals, solvents, thermoplastics and resins, and fiberglass materials, and manufactures a wide variety of specialty chemicals and certain petrochemicals. Construction performs contract construction work, including highway paving and repair, excavation and grading, and bridge and sewer construction and produces asphaltic and ready-mix concrete, crushed stone and other aggregate, concrete block and certain specialized construction materials in the southern United States. Exploration explores for, develops, produces and sells crude oil and natural gas principally in the eastern and Gulf Coast areas of the United States, explores for and produces crude oil in Nigeria for export and explores for oil and gas in other international areas.

       Arch, a producer of low-sulfur coal in the eastern United States, produces steam and metallurgical coal for sale in the domestic and international markets. Ashland Coal produces low-sulfur, bituminous coal in central Appalachia for sale to domestic and foreign electric utility and industrial customers. Both Arch and Ashland Coal also market coal mined by independent producers.

     Ashland is a Kentucky corporation, organized on October 22, 1936, with its principal executive offices located at 1000 Ashland Drive, Russell, Kentucky 41169 (Mailing Address: P.O. Box 391, Ashland, Kentucky 41114) (Telephone: (606) 329-3333).

                             RECENT DEVELOPMENTS

     On February 23, 1995, Ashland signed an Agreement of Sale and Purchase of Assets (the "Waco Agreement of Sale and Purchase") to acquire from the Selling Shareholders, certain of the northern West Virginia assets of Waco Oil & Gas Co., Inc., a West Virginia company, for a purchase price of $42 million. The purchase price will be paid $1,196,734 in cash or immediately available funds and the remainder will be paid in shares of Common Stock to be offered hereby. The number of shares of Common Stock to be issued is subject to adjustment upon closing of the transaction based upon the value of the Common Stock upon closing as described more fully in the Waco Agreement of Sale and Purchase. Ashland will be acquiring approximately 840 wells in northern West Virginia producing a net of approximately 8 million cubic feet of natural gas daily and 200 barrels of oil daily on 34,000 acres.


       On January 23, 1995, Ashland reported net income of $35 million, or 50 cents a share, for the quarter ended December 31, 1994, the first quarter of its current fiscal year. These results compare to net income of $58 million, or 90 cents a share, for the same quarter a year ago. Sales and operating revenues were $2.8 billion for the first quarter and $2.6 billion in the first quarter a year ago.

       Weak refinery  margins  resulting  from industry  overproduction  of gasoline and general market confusion surrounding the introduction of reformulated gasoline contributed to the decline in earnings. Unseasonably warm weather and maintenance turnarounds at Ashland's Catlettsburg, Kentucky and Canton, Ohio refineries also affected refining results. Last year's results were boosted by strong initial margins for low-sulfur diesel fuel. Total operating income from Ashland's related energy and chemical businesses climbed from $86 million a year ago to $105 million for the quarter just ended, a 21% increase. Refinery margins continue to be weak throughout the petroleum industry, and Ashland Petroleum is currently operating at a loss. Without an improvement in margins, it will be difficult for the Company to show a profit in its second fiscal quarter.

       On February 8, 1995, Ashland purchased all of the 150 shares of Ashland Coal Class B Preferred Stock (the "Preferred Stock") held by Saarbergwerke AG. The Preferred Stock represents approximately 15% of the voting power of Ashland Coal and increased Ashland's ownership of the voting stock of Ashland Coal to approximately 54%. The transaction will result in the consolidation of Ashland Coal into Ashland's financial statements beginning with the March quarter and retroactive to the beginning of fiscal 1995.

       On January 26, 1995, at the 1995 Annual Meeting, the shareholders of Ashland voted to amend Ashland's Second Restated Articles of Incorporation to change the name of the Company from Ashland Oil, Inc. to Ashland Inc. The amendment was effective January 27, 1995.

       In December 1994, Ashland filed with the Commission a shelf registration statement to permit offerings from time to time of up to an aggregate of $600 million in debt and/or equity securities.

                               USE OF PROCEEDS

       All of the shares of Common Stock which are the subject of this Prospectus are being sold by the Selling Shareholders. The Company will receive none of the proceeds from the sale of such shares.

                   COMMON STOCK PRICE RANGE AND DIVIDENDS

       The Common Stock is listed and traded on the NYSE and the CHX. The following table sets forth the range of high and low sale prices for the Common Stock on the New York Stock Exchange-Composite Tape and information as to dividends declared during the quarters of the fiscal years ended September 30, 1993 and 1994, and for part of fiscal 1995.

                                                                                                     Cash
                                                                       Price Range                 Dividends
                                                              --------------------------------    Declared Per
                                                                 High               Low               Share
Fiscal 1993:
         First Quarter........................................$27.375              $23.625              $.25
         Second Quarter.......................................29.250                25.625               .25
         Third Quarter........................................27.750                24.250               .25
         Fourth Quarter.......................................34.375                25.375               .25

Fiscal 1994:
         First Quarter........................................35.625                31.000               .25
         Second Quarter.......................................44.500                34.000               .25
         Third Quarter........................................42.750                33.500               .25
         Fourth Quarter.......................................37.875                33.250               .25


Fiscal 1995:
         First Quarter........................................39.875                31.250              .275
         Second Quarter, (through February 23, 1995)..........34.625                31.625               ___


       For a recent price of the Common Stock on the NYSE, see the cover page of this Prospectus.

       Dividends have been paid on the Common Stock each year since 1936. Future dividends will depend upon earnings, the Company's financial position, and other relevant factors not presently determinable.

       As of January 31, 1995, there were approximately 25,493 holders of record of the Common Stock.

                              SELLING SHAREHOLDERS

     The number of shares offered for sale are as follows: Waco Oil & Gas Co., Inc., 870,844 shares; Ira L. Morris, 435,356 shares; Betty Sue Morris, 6,300 shares. The shares offered for sale constitute all the shares of Common Stock of Ashland owned by each of the Selling Shareholders. Except for the transaction in which the Selling Shareholder acquired his, her or its Common Stock, no Selling Shareholder has had a material relationship with Ashland within the past three years.


       The maximum number of shares proposed to be sold by the Selling Shareholders is the number of shares owned by them as of the date hereof.

                               PLAN OF DISTRIBUTION

       The distribution of the Common Stock by the Selling Shareholders may be effected from time to time in one or more transactions (which may involve block transactions) on the NYSE, the CHX or otherwise, in special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the applicable rules of the NYSE or CHX, in the over-the-counter market, in negotiated transactions, through the writing of options on shares or through the issuance of other securities convertible into shares (whether such options or other securities are listed on an options or securities exchange or otherwise), or a combination of such methods of distribution, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling shares or other securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of shares or other securities for whom they may act as agents (which compensation may be in excess of customary commissions). The Selling Shareholders and broker-dealers that participate with the Selling Shareholders in the distribution of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation. Additionally, the Selling Shareholders may pledge such shares, and in such event agents or dealers may acquire the shares or interests therein, and may, from time to time, effect distribution of the shares or interests in such capacity.

                          DESCRIPTION OF COMMON STOCK

COMMON STOCK

     The authorized stock of the Company consists of 150,000,000 shares of Common Stock, and 30,000,000 shares of Preferred Stock, issuable in series. On January 31, 1995, there were approximately 60,766,604 shares of Common Stock issued and outstanding. In May 1993, the Company issued 6,000,000 shares of $3.125 Cumulative Convertible Preferred Stock ("$3.125 Preferred Stock") of which all such shares are currently outstanding. 10,000,000 shares of Preferred Stock designated as Cumulative Preferred Stock, Series of 1987, are reserved for issuance upon exercise of rights issued pursuant to the Rights Agreement dated as of May 15, 1986, as amended. An aggregate of 23,515,040 additional shares of Common Stock are reserved for issuance upon conversion of the Company's 6 3/4% Convertible Subordinated Debentures, the Company's $3.125 Preferred Stock and issuance under the Company's various stock and compensation incentive plans.

       The holders of Common Stock are entitled to receive dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders and have cumulative voting rights. Under cumulative voting, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one nominee or distribute the total number of votes, in any proportion, among as many nominees as the shareholder desires. Holders of Common Stock are entitled to receive, upon any liquidation of the Company, all remaining assets available for distribution to shareholders after satisfaction of the Company's liabilities and the preferential rights of any Preferred Stock that may then be issued and outstanding. The outstanding shares of Common Stock are, and the shares of Common Stock issuable upon conversion of the $3.125 Preferred Stock and the 6 3/4% Convertible Subordinated Debentures will be, fully paid and nonassessable. The holders of Common Stock have no preemptive, conversion or redemption rights. The Transfer Agent and Registrar of Ashland's Common Stock is Harris Trust and Savings Bank, Chicago, Illinois.

       The foregoing information does not purport to be a complete summary of the terms and provisions of the Common Stock and is qualified in its entirety by reference to the description of the Common Stock contained in the Company's Registration Statement on Form 10, as amended, incorporated by reference into this Prospectus, and the Company's Second Restated Articles of Incorporation, as amended (the "Articles"), including the certificate of Designation of the Cumulative Preferred Stock, Series of 1987.

PREFERRED STOCK PURCHASE RIGHTS

       The Board of Directors has authorized the distribution of one-half a Right (a "Right") for each outstanding share of Common Stock. Each Right entitles the holder thereof to buy one-tenth of a share of Cumulative Preferred Stock, Series of 1987, at a price of $120.

       Currently, the Rights trade together with the Common Stock. They may be exercised or traded separately only after the earlier to occur of (i) 10 days following a public announcement that a person or group of persons has obtained the right to acquire 15% or more of the outstanding Common Stock, or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors) following the commencement or announcement of an intent to make a tender offer or exchange offer which would result in beneficial ownership by a person or group of persons of 20% or more of the Company's outstanding Common Stock. If the acquiring person or group of persons acquires 20% or more of the Common Stock, each Right (other than those held by the acquiror) will entitle its holder to purchase, at the Right's exercise price, shares of Common Stock having a market value of twice the Right's exercise price. Additionally, if the Company is acquired in a merger or other business combination, each Right (other than those held by the surviving or acquiring company) will entitle its holder to purchase, at the Right's exercise price, shares of the acquiring company's common stock (or stock of the Company if it is the surviving corporation) having a market value of twice the Right's exercise price. Each one-tenth share of Cumulative Preferred Stock, Series of 1987, will be entitled to dividends and to vote on an equivalent basis with two shares of Common Stock.

       Rights may be redeemed at the option of the Board of Directors for $.05 per Right at any time before the earliest of 10 calendar days after the first public disclosure of a person's or a group's acquisition of beneficial ownership of 15% or more of the Company's Common Stock or the acquisition by a person of 20% of such outstanding Common Stock. The Board of Directors may amend the Rights at any time without shareholder approval. The Rights will expire by their terms on May 15, 1996.

CERTAIN PROVISIONS OF ASHLAND'S ARTICLES

       In the event of a proposed merger, tender offer, proxy contest or other attempt to gain control of Ashland not approved by the Board of Directors, it would be possible, subject to any limitations imposed by applicable law, the Articles and the applicable rules of the stock exchanges upon which the Common Stock is listed, for the Board of Directors to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of Ashland. The consent of the holders of Common Stock would not be required for any such issuance of preferred stock.

       The Articles incorporate in substance certain provisions of the Kentucky Business Corporation Act to require approval of the holders of a least 80% of Ashland's voting stock, plus two-thirds of the voting stock other than voting stock owned by a 10% shareholder, as a condition to mergers and certain other business combinations involving Ashland and such 10% shareholder unless (a) the transaction is approved by a majority of the continuing directors (as defined) of Ashland or (b) certain minimum price and procedural requirements are met. In addition, the Kentucky Business Corporation Act includes a standstill provision which precludes a business combination from occurring with a 10% shareholder, notwithstanding any vote of shareholders or price paid, for a period of five years after the date such 10% shareholder becomes a 10% shareholder, unless a majority of the independent directors (as defined) of Ashland approves such combination before the date such shareholder becomes a 10% shareholder.

       The Articles also provide that (i) the Board of Directors is classified into three classes, (ii) a director may be removed from office without "cause" (as defined) only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock of Ashland, (iii) the Board of Directors may adopt By-laws concerning the conduct of, and matters considered at, meetings of shareholders, including special meetings, (iv) Ashland's By-laws and certain provisions of the Articles may be amended only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock of Ashland; and (v) the By-laws may be adopted or amended by the Board of Directors, subject to amendment or repeal only by affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock of Ashland.

                                  LEGAL MATTERS

       Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Company by Thomas L. Feazell, Esq., Senior Vice President, General Counsel and Secretary of the Company. Mr. Feazell owns beneficially 73,467 shares of Common Stock and 200 shares of $3.125 Preferred Stock.

                                     EXPERTS

       The consolidated financial statements and schedules of the Company appearing or incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended September 30, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

=======================================     ===================================


    NO DEALER, SALESPERSON OR OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY
REPRESENTATION NOT CONTAINED OR
INCORPORATED BY REFERENCE IN THIS                ASHLAND INC.
PROSPECTUS, AND, IF GIVEN OR MADE,
SUCH INFORMATION OR REPRESENTATION
MUST NOT BE RELIED UPON AS HAVING
BEEN AUTHORIZED BY THE COMPANY OR
THE SELLING SHAREHOLDERS.  THIS
PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL OR A SOLICITATION OF              1,312,500 Shares
AN OFFER TO BUY ANY OF THE COMMON
STOCK OFFERED HEREBY IN ANY
JURISDICTION TO ANY PERSON TO WHOM
IT IS UNLAWFUL TO MAKE SUCH OFFER
OR SOLICITATION IN SUCH
JURISDICTION.  NEITHER THE DELIVERY
OF THIS  PROSPECTUS  NOR  ANY  SALE               COMMON STOCK
MADE  HEREUNDER  SHALL,  UNDER  ANY         (par value $1.00 per share)
CIRCUMSTANCES, CREATE ANY IMPLICATION
THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF THE COMPANY SINCE THE DATE
HEREOF OR THAT THE INFORMATION HEREIN
IS CORRECT AS OF ANY TIME SINCE ITS
DATE.
          ---------------

             TABLE OF CONTENTS

                                   Page
                                              --------------------------------
Available Information ..............2                    PROSPECTUS
                                              --------------------------------
Incorporation of Certain
     Documents by Reference ........2

The Company ........................3

Recent Developments ................3

Use of Proceeds ....................4

Common Stock Price Range
     and Dividends .................4

Selling Shareholders ...............5

Plan of Distribution................5

Description of Common Stock ........5

Legal Matters ......................7                 February   , 1995

Experts ............................7

=======================================     ===================================

                                    PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       The expenses in connection with the issuance and distribution of the Common Stock being registered, other than any underwriting discounts, concessions or commissions, are:

   Filing Fee for Registration Statement....................        $14,680.87
   Legal Fees and Expenses..................................         10,000.00
   Accounting Fees and Expenses.............................         20,000.00
   Stock Exchange Listing Fees..............................         12,050.00
   Miscellaneous............................................          3,000.00
                                                                  ------------
   Total....................................................        $59,730.87
                                                                  ============

       All of the above amounts, other than the SEC filing fee, are estimates only. All of the above expenses will be paid by the Company. The Selling Shareholders will pay their own underwriting discounts, concessions and commissions and transfer taxes.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Sections 271B.8-500 through 580 of the Kentucky Business Corporation Act contain detailed provisions for indemnification of directors and officers of Kentucky corporations against judgments, penalties, fines, settlements and reasonable expenses in connection with litigation. Under Kentucky law, the provisions of a company's articles and By-laws may govern the indemnification of officers and directors in lieu of the indemnification provided for by statute. The Registrant has elected to indemnify its officers and directors pursuant to the Articles, its By-laws, as amended, and by contract rather than to have such indemnification governed by the statutory provisions.

       Article X of the Registrant's Articles permits, but does not require, the Registrant to indemnify its directors, officers and employees to the fullest extent permitted by law. The Registrant's By-laws require indemnification of officers and employees of the Registrant and its subsidiaries under certain circumstances. The Registrant has entered into indemnification contracts with each of its directors that require indemnification to the fullest extent permitted by law, subject to certain exceptions and limitations.

       The Registrant has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) the Registrant against certain costs which it might be required to pay by way of indemnification to its directors or officers under its Articles or By-laws, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by the Registrant. In addition, the Registrant has purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which the Registrant, or the fiduciaries under its employee benefit plans, which may include its directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.

ITEM 16.  EXHIBITS.

      The  following  Exhibits  are  filed  as part  of  this  Registration
Statement:


 EXHIBIT NUMBER                             DESCRIPTION OF EXHIBIT

    1.1 Indemnification Agreement between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

    1.2 Indemnification Agreement between the Selling Shareholders and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

    2.1 Letter of Intent dated as of January 23, 1995, between Ashland Exploration, Inc. and the Selling Shareholders.*

    2.2 Agreement of Sale and Purchase of Assets between the Company and the Selling Shareholders.

    3.1 Second Restated Articles of Incorporation of Ashland, as amended to January 27, 1995 (incorporated by reference to Exhibit 3.1 to Ashland's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 (File No. 1-2918)).

    3.2 By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to Ashland's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 (File No. 1-2918)).

    4.5 Rights Agreement dated as of May 15, 1986, between the Company and Mellon Bank N.A., as amended (incorporated by reference to Exhibit 4.5 to Registration No. 33-57011, filed with the Commission on December 22, 1994).

    5             Opinion of Thomas L. Feazell, Esq.*

   23.1           Consent of Ernst & Young LLP.*

   23.2           Consent of Thomas L. Feazell, Esq. (included as part of
                  Exhibit 5).

   24 Power of Attorney, including resolutions of the Board of Directors.*

- --------------------
* Previously filed.


ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15
(d) of the Exchange Act that are incorporated by reference in the registration statement;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Russell and Commonwealth of Kentucky on February 24, 1995.


                                      ASHLAND INC.


                                      By:    /s/ Thomas L. Feazell
                                          -------------------------------
                                           Thomas L. Feazell
                                           Senior Vice President,
                                           General Counsel
                                           and Secretary


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on February 24, 1995.


             Signature                               Title

     John R. Hall*
- -----------------------------------     Chairman of the Board of Directors,
                                        Chief Executive Officer and Director

     Paul W. Chellgren*
- -----------------------------------     President, Chief Operating Officer and
                                        Director

     J. Marvin Quin*
- -----------------------------------     Chief Financial Officer and Senior
                                        Vice President

     Kenneth L. Aulen*
- -----------------------------------     Administrative Vice President,
                                        Controller and Principal Accounting
                                        Officer
     Jack S. Blanton*
- -----------------------------------     Director


     Thomas E. Bolger*
- -----------------------------------     Director


     Samuel C. Butler*
- -----------------------------------     Director

     Frank C.Carlucci*
- -----------------------------------     Director


     James B. Farley*
- -----------------------------------     Director


     Edmund B. Fitzgerald*
- -----------------------------------     Director


     Ralph E. Gomory*
- -----------------------------------     Director


     Mannie L. Jackson
- -----------------------------------     Director


     Patrick F. Noonan*
- -----------------------------------     Director

     Jane C. Pfieffer*
- -----------------------------------     Director


     James R. Rinehart*
- -----------------------------------     Director


     William L. Rouse, Jr.*
- -----------------------------------     Director


     Robert B. Stobaugh*
- -----------------------------------     Director


     James W.Vandeveer*
- -----------------------------------     Director


*By:   /s/ Thomas L. Feazell
     ------------------------------
         Thomas L. Feazell
         Attorney-in-fact


February 24, 1995

     *Original powers of attorney authorizing John R. Hall, Paul W. Chellgren, Thomas L. Feazell, James G. Stephenson, and David L. Hausrath and each of them, to sign the Registration Statement and amendments thereto on behalf of the above-mentioned directors and officers of the Registrant have been filed with the Commission as Exhibit 24 to the Registration Statement.

                                   EXHIBIT INDEX

   Exhibit                              Description
     No.

    1.1 Indemnification Agreement between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

    1.2 Indemnification Agreement between the Selling Shareholders and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

    2.1 Letter of Intent dated as of January 23, 1995, between Ashland Exploration, Inc. and the Selling Shareholders.*

    2.2 Agreement of Sale and Purchase of Assets between the Company and the Selling Shareholders.

    3.1 Second Restated Articles of Incorporation of Ashland, as amended to January 27, 1995 (incorporated by reference to Exhibit 3.1 to Ashland's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 (File No. 1-2918)).

    3.2 By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to Ashland's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 (File No. 1-2918)).

    4.5 Rights Agreement dated as of May 15, 1986, between the Company and Mellon Bank N.A., as amended (incorporated by reference to Exhibit 4.5 to Registration No. 33-57011, filed with the Commission on December 22, 1994).

    5             Opinion of Thomas L. Feazell, Esq.*

   23.1           Consent of Ernst & Young LLP.*

   23.2           Consent of Thomas L. Feazell, Esq. (included as part of
                  Exhibit 5).

   24 Power of Attorney, including resolutions of the Board of Directors.*

- --------------------
* Previously filed.